Exhibit 24.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Concurrent Computer Corporation (the "Company") on Form S-8 of our report dated August 12, 1996, on our audits of the consolidated financial statements and financial statement schedule of the Company as of June 30, 1996, and for each of the two years in the period ended June 30, 1996, which report is included in the Company's 1997 Annual Report on Form 10-K.



                                   /s/  COOPERS & LYBRAND L.L.P.
                                   ----------------------------------
                                   COOPERS & LYBRAND L.L.P.


Parsippany,  New  Jersey
February  24,  1998